Exhibit 99.1

NOTICE OF FULL REDEMPTION TO THE HOLDERS OF
CONEXANT SYSTEMS, INC.
Conexant Systems, Inc. Fltg Notes 06 11/15/10
      NOTICE IS HEREBY GIVEN that there have been called for full redemption on December 18, 2009 all outstanding Bonds of the above captioned bonds, totaling $61,400,000 in principal amount, plus applicable premium, if any, as listed below:

Maturity	Amount	Rate	Redemption Price	CUSIPNo.*
11/15/2010	$61,378,000	Variable	101.00%	207142AL4
11/15/2010	$ 22,000	Variable	101.00%	U20555AA3
     The Bonds are being called pursuant to the redemption provisions of the governing documents at the referenced Redemption Price plus accrued interest to December 18, 2009 on which date all interest on the Bonds will cease to accrue. Holders of the Bonds are requested to present their Bonds, at the following addresses:

First Class/Registered/Certified	Express Delivery Only	By Hand Only
The Bank of New York Mellon	The Bank of New York Mellon	The Bank of New York Mellon
Global Corporate Trust	Global Corporate Trust	Global Corporate Trust
P.O. Box 396	111 Sanders Creek Parkway	Corporate Trust Window
East Syracuse, New York 13057	East Syracuse, New York 13057	101 Barclay Street 1st Floor East
New York, New York 10286

conexant systems, inc. By: The Bank of New York Mellon Trust Company, N.A. as Trustee or Agent Bondholder Communications: 800-254-2826	THE BANK OF NEW YORK MELLON
Dated: November 18, 2009
IMPORTANT TAX NOTICE
     Withholding of 28% of gross redemption proceeds of any payment made within the United States may be required by the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “Act”), unless the Paying Agent has the correct taxpayer identification number (social security or employer identification number) or exemption certificate of the payee. Please furnish a properly completed Form W-9 or exemption certificate or equivalent when presenting your securities.

*	Note: The Issuer and Trustee/Agent shall not be responsible for the selection or use of the CUSIP numbers selected, nor is any representation made as to their correctness indicated in the notice or as printed on any Bond. They are included solely for the convenience of the holders.

Notice #:284655       File Name: www.ezdisclose.com